Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2019 RESULTS

Key Results

•	Sales decreased 1 percent to $2.3 billion; in local currency, sales matched prior year

•	Operating profit for the quarter increased 9 percent to $392 million; adjusted operating profit increased 5 percent to $399 million

•	Earnings per share increased 21 percent to $0.82 per share; adjusted earnings per share increased 16 percent to $0.88 per share

•
Updating 2019 anticipated earnings per share to be in the range of $2.51 - $2.61 per share, and on an adjusted basis, to be in the range of $2.62 - $2.72 per share, compared to a previous range of $2.60 - $2.80

•	Board announces intent to increase annual dividend by $.06 per share to $.54 per share, beginning in the fourth quarter

LIVONIA, Mich. (July 25, 2019) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its second quarter results.

“We delivered operating profit growth and margin expansion across all segments in the quarter,” said Masco President and CEO, Keith Allman. “This performance was achieved through disciplined pricing actions and cost control, which more than offset lower volumes. We continued our focus on creating shareholder value and returned $202 million to shareholders through share repurchases and dividends during the quarter.”

2019 Second Quarter Commentary

•	On a reported basis, compared to second quarter 2018:

•	Net sales decreased 1 percent to $2.3 billion; in local currency, net sales matched prior year

•	In local currency, North American sales increased 1 percent and international sales decreased 4 percent

•	Gross margins increased 170 basis points to 34.4 percent from 32.7 percent

•	Operating profit increased 9 percent to $392 million

•	Operating margins increased 160 basis points to 17.2 percent from 15.6 percent

•	Net income increased to $0.82 per share, compared to $0.68 per share

•	Compared to second quarter 2018, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:

•	Gross margins increased 90 basis points to 34.5 percent compared to 33.6 percent

•	Operating profit increased 5 percent to $399 million from $380 million

•	Operating margins increased 100 basis points to 17.5 percent compared to 16.5 percent

•	Net income increased to $0.88 per share, compared to $0.76 per share

•	Liquidity at the end of the second quarter was $325 million

•	Repurchased 4.3 million shares in the quarter

2019 Second Quarter Operating Segment Results

•	Plumbing Products’ net sales decreased 2 percent (flat excluding the impact of foreign currency) due to lower volume and currency, partially offset by pricing

•	Decorative Architectural Products’ net sales increased 3 percent due to growth in paints and other coating products

•	Cabinetry Products’ net sales decreased 6 percent due to lower volume, partially offset by pricing

•	Windows and Other Specialty Products’ net sales decreased 3 percent due to lower volume, partially offset by favorable mix in North America and pricing

“We are pleased with how we have navigated through a dynamic first half of 2019, and believe we are well positioned to execute on our plans in the second half of the year,” said Allman. “We anticipate adjusted earnings per share to be in the range of $2.62 - $2.72. Additionally, our Board demonstrated confidence in our future by announcing its intention to raise our annual dividend 13% to $0.54 per share beginning in the fourth quarter.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2019 second quarter supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, July 25, 2019 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 6594856. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 6594856. The telephone replay will be available approximately two hours after the end of the call and continue through August 25, 2019.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials and increasing tariffs, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, including the potential divestitures of our Cabinetry and Windows businesses, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Six Months Ended June 30, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$2,275	$2,297	$4,183	$4,217
Cost of sales	1,493	1,547	2,802	2,848
Gross profit	782	750	1,381	1,369

Selling, general and administrative expenses	390	392	762	767
Impairment charges for goodwill and other intangible assets	—	—	16	—
Operating profit	392	358	603	602

Other income (expense), net:
Interest expense	(41)	(38)	(80)	(79)
Other, net	(4)	(8)	(8)	(11)
	(45)	(46)	(88)	(90)
Income before income taxes	347	312	515	512

Income tax expense	95	88	136	127
Net income	252	224	379	385

Less: Net income attributable to noncontrolling interest	12	13	23	25
Net income attributable to Masco Corporation	$240	$211	$356	$360

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.82	$0.68	$1.21	$1.15

Average diluted common shares outstanding	290	309	292	311

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2019 and 2018

(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,275	$2,297	$4,183	$4,217

Gross profit, as reported	$782	$750	$1,381	$1,369
Rationalization charges	2	2	2	3
Kichler inventory step up adjustment	—	20	—	25
Gross profit, as adjusted	$784	$772	$1,383	$1,397

Gross margin, as reported	34.4%	32.7%	33.0%	32.5%
Gross margin, as adjusted	34.5%	33.6%	33.1%	33.1%

Selling, general and administrative expenses, as reported	$390	$392	$762	$767
Professional fees related to potential divestitures	5	—	8	—
Selling, general and administrative expenses, as adjusted	$385	$392	$754	$767

Selling, general and administrative expenses as percent of net sales, as reported	17.1%	17.1%	18.2%	18.2%
Selling, general and administrative expenses as percent of net sales, as adjusted	16.9%	17.1%	18.0%	18.2%

Operating profit, as reported	$392	$358	$603	$602
Rationalization charges	2	2	2	3
Kichler inventory step up adjustment	—	20	—	25
Impairment charges for goodwill and other intangible assets	—	—	16	—
Professional fees related to potential divestitures	5	—	8	—
Operating profit, as adjusted	$399	$380	$629	$630

Operating margin, as reported	17.2%	15.6%	14.4%	14.3%
Operating margin, as adjusted	17.5%	16.5%	15.0%	14.9%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Income Per Common Share Reconciliations

Income before income taxes, as reported	$347	$312	$515	$512
Rationalization charges	2	2	2	3
Kichler inventory step up adjustment	—	20	—	25
Impairment charges for goodwill and other intangible assets	—	—	16	—
Professional fees related to potential divestitures	5	—	8	—
(Earnings) from equity investments, net	—	(2)	—	(2)
Income before income taxes, as adjusted	354	332	541	538
Tax at 25% rate	(88)	(83)	(135)	(135)
Less: Net income attributable to noncontrolling interest	12	13	23	25
Net income, as adjusted	$254	$236	$383	$378

Net income per common share, as adjusted	$0.88	$0.76	$1.31	$1.22

Average diluted common shares outstanding	290	309	292	311

Outlook for the Twelve Months Ended December 31, 2019

	Twelve Months Ended December 31, 2019
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$2.51	$2.61
Rationalization charges	0.02	0.02
Impairment charges for goodwill and other intangible assets	0.04	0.04
Professional fees related to potential divestitures	0.03	0.03
Allocation to participating securities per share (1)	0.02	0.02
Net income per common share, as adjusted	$2.62	$2.72

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2019 and December 31, 2018

(dollars in millions)

	June 30, 2019	December 31, 2018
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$325	$559
Receivables	1,423	1,153
Inventories	975	946
Prepaid expenses and other	120	108
Total Current Assets	2,843	2,766

Property and equipment, net	1,212	1,223
Operating lease right-of-use assets	228	—
Goodwill	891	898
Other intangible assets, net	387	406
Other assets	92	100
Total Assets	$5,653	$5,393

Liabilities
Current Liabilities:
Accounts payable	$1,023	$926
Notes payable	231	8
Accrued liabilities	699	750
Total Current Liabilities	1,953	1,684

Long-term debt	2,771	2,971
Other liabilities	858	669
Total Liabilities	5,582	5,324

Equity	71	69
Total Liabilities and Equity	$5,653	$5,393

	As of June 30,
	2019	2018
Other Financial Data
Working Capital Days
Receivable days	54	56
Inventory days	67	70
Payable days	72	72
Working capital	$1,375	$1,368
Working capital as a % of sales (LTM)	16.5%	17.1%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2019 and 2018

(dollars in millions)

	Six Months Ended June 30,
	2019	2018
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$510	$499
Working capital changes	(297)	(206)
Net cash from operating activities	213	293

Cash Flows From (For) Financing Activities:
Retirement of notes	—	(114)
Purchase of Company common stock	(289)	(265)
Cash dividends paid	(70)	(65)
Dividends paid to noncontrolling interest	(42)	(89)
Proceeds from the exercise of stock options	13	—
Employee withholding taxes paid on stock-based compensation	(16)	(33)
Increase (decrease) in debt, net	20	(1)
Credit Agreement and other financing costs	(2)	—
Net cash for financing activities	(386)	(567)

Cash Flows From (For) Investing Activities:
Capital expenditures	(71)	(103)
Acquisition of business, net of cash acquired	—	(548)
Other, net	8	107
Net cash for investing activities	(63)	(544)

Effect of exchange rate changes on cash and cash investments	2	8

Cash and Cash Investments:
Decrease for the period	(234)	(810)
At January 1	559	1,194
At June 30	$325	$384

	As of June 30,
	2019	2018
Liquidity
Cash and cash investments	$325	$384

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2019 and 2018

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Plumbing Products
Net sales	$1,012	$1,032	(2)%	$1,952	$2,003	(3)%

Operating profit, as reported	$198	$194		$351	$357
Operating margin, as reported	19.6%	18.8%		18.0%	17.8%

Rationalization charges	2	1		2	2
Accelerated depreciation related to rationalization activity	—	1		—	1
Operating profit, as adjusted	200	196		353	360
Operating margin, as adjusted	19.8%	19.0%		18.1%	18.0%

Depreciation and amortization	20	18		39	36
EBITDA, as adjusted	$220	$214		$392	$396

Decorative Architectural Products
Net sales	$827	$806	3%	$1,400	$1,351	4%

Operating profit, as reported	$173	$145		$246	$234
Operating margin, as reported	20.9%	18.0%		17.6%	17.3%

Kichler inventory step up adjustment	—	20		—	25
Impairment charge for other intangible assets	—	—		9	—
Operating profit, as adjusted	173	165		255	259
Operating margin, as adjusted	20.9%	20.5%		18.2%	19.2%

Depreciation and amortization	10	10		20	15
EBITDA, as adjusted	$183	$175		$275	$274

Cabinetry Products
Net sales	$251	$268	(6)%	$488	$485	1%

Operating profit, as reported	$33	$33		$53	$39
Operating margin, as reported	13.1%	12.3%		10.9%	8.0%

Professional fees related to potential divestitures	1	—		3	—
Operating profit, as adjusted	34	33		56	39
Operating margin, as adjusted	13.5%	12.3%		11.5%	8.0%

Depreciation and amortization	4	4		7	7
EBITDA, as adjusted	$38	$37		$63	$46

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2019 and 2018

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Windows and Other Specialty Products
Net sales	$185	$191	(3)%	$343	$378	(9)%

Operating profit (loss), as reported	$7	$8		$(4)	$12
Operating margin, as reported	3.8%	4.2%		(1.2)%	3.2%

Impairment charge for goodwill	—	—		7	—
Professional fees related to potential divestitures	4	—		5	—
Operating profit, as adjusted	11	8		8	12
Operating margin, as adjusted	5.9%	4.2%		2.3%	3.2%

Depreciation and amortization	5	5		11	11
EBITDA, as adjusted	$16	$13		$19	$23

Total
Net sales	$2,275	$2,297	(1)%	$4,183	$4,217	(1)%

Operating profit, as reported - segment	$411	$380		$646	$642
General corporate expense, net	(19)	(22)		(43)	(40)
Operating profit, as reported	392	358		603	602
Operating margin, as reported	17.2%	15.6%		14.4%	14.3%

Rationalization charges - segment	2	1		2	2
Accelerated depreciation related to rationalization activity - segment	—	1		—	1
Kichler inventory step up adjustment	—	20		—	25
Impairment charges for goodwill and other intangible assets	—	—		16	—
Professional fees related to potential divestitures	5	—		8	—
Operating profit, as adjusted	399	380		629	630
Operating margin, as adjusted	17.5%	16.5%		15.0%	14.9%

Depreciation and amortization - segment	39	37		77	69
Depreciation and amortization - non-operating	3	2		5	4
EBITDA, as adjusted	$441	$419		$711	$703

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Six Months Ended June 30, 2019 and 2018

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
North American
Net sales	$1,891	$1,872	1%	$3,426	$3,388	1%

Operating profit, as reported	$364	$323		$566	$541
Operating margin, as reported	19.2%	17.3%		16.5%	16.0%

Rationalization charges	2	1		2	2
Accelerated depreciation related to rationalization activity	—	1		—	1
Kichler inventory step up adjustment	—	20		—	25
Impairment charge for other intangible assets	—	—		9	—
Professional fees related to potential divestitures	3	—		6	—
Operating profit, as adjusted	369	345		583	569
Operating margin, as adjusted	19.5%	18.4%		17.0%	16.8%

Depreciation and amortization	29	27		56	48
EBITDA, as adjusted	$398	$372		$639	$617

International
Net sales	$384	$425	(10)%	$757	$829	(9)%

Operating profit, as reported	$47	$57		$80	$101
Operating margin, as reported	12.2%	13.4%		10.6%	12.2%

Impairment charge for goodwill	—	—		7	—
Professional fees related to potential divestitures	2	—		2	—
Operating profit, as adjusted	49	57		89	101
Operating margin, as adjusted	12.8%	13.4%		11.8%	12.2%

Depreciation and amortization	10	10		21	21
EBITDA, as adjusted	$59	$67		$110	$122
Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Six Months Ended June 30, 2019 and 2018

					(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Total
Net sales	$2,275	$2,297	(1)%	$4,183	$4,217	(1)%

Operating profit, as reported - segment	$411	$380		$646	$642
General corporate expense, net	(19)	(22)		(43)	(40)
Operating profit, as reported	392	358		603	602
Operating margin, as reported	17.2%	15.6%		14.4%	14.3%

Rationalization charges - segment	2	1		2	2
Accelerated depreciation related to rationalization activity	—	1		—	1
Kichler inventory step up adjustment	—	20		—	25
Impairment charges for goodwill and other intangible assets	—	—		16	—
Professional fees related to potential divestitures	5	—		8	—
Operating profit, as adjusted	399	380		629	630
Operating margin, as adjusted	17.5%	16.5%		15.0%	14.9%

Depreciation and amortization - segment	39	37		77	69
Depreciation and amortization - non-operating	3	2		5	4
EBITDA, as adjusted	$441	$419		$711	$703

Historical information is available on our website.